SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2004

FISHER SCIENTIFIC INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-10920	02-0451017
(Commission File No.)	(IRS Employer Identification No.)

One Liberty Lane, Hampton, New Hampshire	03842
(Address of principal executive offices)	(Zip Code)

(603) 926-5911
(Registrant’s telephone number, including area code)

ITEM 9. REGULATION FD DISCLOSURE.

Attached hereto as Exhibit 99.1, but only furnished pursuant to Item 12 of this Report, is the registrant’s investor presentation as presented on February 5, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Attached hereto as Exhibit 99.1 is the registrant’s investor presentation as presented on February 5, 2004 at the Merrill Lynch Global Pharmaceutical, Biotechnology and Medical Device Conference. Within the presentation the Company has presented certain financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America (“Non-GAAP Measures”). The Company has presented Non-GAAP Measures for (i) adjusted diluted net income per share (ii) adjusted operating income (iii) free cash flow per share (iv) free cash flow yield (v) operating working capital (vi) operating margin and (vii) return on committed capital.

The Company defines adjusted diluted net income per share and adjusted operating income as diluted net income per share and income from operations, respectively, each computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding items that the Company considers to be nonrecurring to the Company’s operations. The Company calculates and discloses adjusted diluted net income per share and adjusted operating income because the Company believes that these measures may assist investors in evaluating trends of the Company’s operating results without regard to transactions that are not recurring. The Company defines adjusted operating margin as adjusted operating income as a percentage of sales.

The Company defines free cash flow per share as cash provided by operating activities less capital expenditures, computed in accordance with GAAP, divided by the Company’s diluted weighted average common shares outstanding. Free cash flow yield is defined as free cash flow per share divided by the equity market capitalization of the Company. The Company calculated equity market capitalization on December 31, 2003 and February 2, 2004 as the closing market price ($41.37 and $45.71) multiplied by the weighted-average shares outstanding (60.6 million shares and 68.0 million shares) for 2003 and 2004 forecast, respectively. The Company believes that disclosing free cash flow per share is useful in determining the rate at which earnings are converted into cash and is therefore a useful measure of liquidity. The Company defines operating working capital as accounts receivable, net plus inventories less accounts payable, computed in accordance with GAAP. The Company believes operating working capital as a percentage of sales may assist the investor in evaluating the Company’s utilization of operating working capital. The Company also calculates return on committed capital, defined as adjusted operating income plus amortization from intangible assets as a percentage of committed capital. Committed capital is operating working capital plus property, plant and equipment as computed in accordance with GAAP. The Company calculates and discloses these measures because the Company believes they are helpful in assisting investors evaluate the Company’s performance of generating earnings from its operating assets.

Investors should recognize these measures may not be comparable to similarly titled measures of other companies and that the measures presented are not a substitute or alternatives for measures of financial performance determined in accordance with GAAP, such as net income as a measure of operating results or cash flows as a measure of liquidity.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fisher Scientific International Inc.

Date: February 4, 2004	By:	/s/ Todd M. DuChene

		Name:	Todd M. DuChene
		Title:	Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Fisher Scientific International Inc.’s investor presentation as presented on February 5, 2004. This Exhibit pertains to Item 12 of this report on Form 8-K.